UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 11, 2017

Soellingen Advisory Group, Inc.
(Exact name of Registrant as specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

333-189007

(Commission File Number)

90-0954373

(IRS Employer Identification No.)

215 North Jefferson Box 591, Ossian, Indiana 46777

(Address of Principal Executive Offices and Zip Code)

260-490-9990

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement to medications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

On November 16, 2016, US Advanced Resources LLC acquired from Company shareholders, Bemersyde Holdings Incorporated a control block of stock in the Company consisting of twelve million three hundred thousand (12,300,000) shares of restricted common stock of the Company for $27,400.00 (USD). US Advanced Resources LLC utilized its own funds to acquire the shares of common stock of the Company. As a result of this acquisition, US Advanced Resources LLC owns 59% of the issued and outstanding shares of common stock of the Company.

There are arrangements or understandings with the former and new control groups regarding the election of directors in that US Advanced Resources LLC will be recommending a change of directors at a time in the near future still to be determined.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Soellingen Advisory Group, Inc.

Dated: January 13, 2017	By:	/s/ Brian Kistler
Brian Kistler
Chief Executive Officer

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